CEC ANNOUNCES 3Q16 RESULTS …PG 1

Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS RESULTS FOR THIRD QUARTER 2016

Operating income for the University Group improved

for the current quarter as compared to the prior year quarter

Schaumburg, Ill. (November 3, 2016) – Career Education Corporation (NASDAQ: CECO) today reported operating and financial results for the third quarter and year to date ended September 30, 2016.

Third Quarter Consolidated Results:

•	Revenue of $167.6 million for the quarter as compared to $203.5 million in the prior year quarter, with the decline driven by teach-out campuses
•	Net loss of $0.7 million compared to prior year quarter net loss of $45.2 million
•	Consolidated adjusted EBITDA of $4.8 million compared to $2.7 million in the prior year quarter (see reconciliation of GAAP to non-GAAP items attached to this press release)

Year to Date Consolidated Results:

•	Net income improved to $14.2 million as compared to the prior year net loss of $90.8 million
•	Operating expenses decreased by $210.0 million as compared to the prior year driven by continued execution on strategic initiatives
•	Consolidated adjusted EBITDA improved to $43.6 million as compared to negative $13.4 million in the prior year (see reconciliation of GAAP to non-GAAP items attached to this press release)
•	As of September 30, 2016, cash, cash equivalents, restricted cash and available-for-sale short-term investments, net of borrowings, was $217.8 million

University Group Highlights:

•	Total student enrollment growth of 1.6 percent as compared to the prior year
•	Revenue increased by 2.5 percent versus the prior year quarter
•	Operating income increased by 7.2 percent to $21.8 million compared to the prior year quarter, primarily driven by increased revenue at CTU
•	Student retention continues to improve as investments in various student-serving operations help enhance overall student retention and outcomes

“Increased student retention at our University Group and responsible execution of our teach-out campuses marked another quarter of improved operating performance. We are encouraged by the modest total enrollment growth at the University Group and are making meaningful progress towards our goal of responsible growth, sustained profitability and cash generation,” said Todd Nelson, President and Chief Executive Officer. “We will continue to make investments in various student serving areas of our operations to further enhance student retention and outcomes and focus on improving operating efficiencies across all our businesses. As a result of the positive trends we have been experiencing, we are updating our year end cash and adjusted EBITDA outlook we provided last quarter.”

CEC ANNOUNCES 3Q16 RESULTS …PG 2

REVENUE

For the quarter and year to date ended September 30, 2016, total revenue was $167.6 million and $549.1 million, respectively, representing a decrease of 17.6 percent and 15.2 percent, respectively, compared to total revenue of $203.5 million and $647.3 million for the quarter and year to date ended September 30, 2015, respectively. The decrease was driven by declining revenues within the teach-out segments. Total revenue for the University Group was $139.5 million and $426.7 million for the quarter and year to date ended September 30, 2016, respectively, representing an increase of 2.5 percent and 3.5 percent, respectively, driven by total enrollment growth within CTU.

	For the Quarter Ended September 30,			For the Year to Date Ended September 30,
Revenue ($ in thousands)	2016	2015	Increase (Decrease)	2016	2015	Increase (Decrease)
CTU	$90,921	$85,433	6.4%	$274,623	$256,734	7.0%
AIU	48,542	50,688	-4.2%	152,123	155,778	-2.3%
Total University Group	139,463	136,121	2.5%	426,746	412,512	3.5%
Corporate and Other	—	39	NM	—	117	NM
Subtotal	139,463	136,160	2.4%	426,746	412,629	3.4%
Culinary Arts (1)	21,369	41,410	-48.4%	89,990	128,170	-29.8%
Transitional Group (1)	6,793	25,914	-73.8%	32,401	106,527	-69.6%
Total	$167,625	$203,484	-17.6%	$549,137	$647,326	-15.2%

(1)

Teach-out campuses included in the Transitional Group no longer enroll new students. The Culinary Arts campuses were announced for teach-out during December 2015 and ceased enrolling new students in January 2016.

CEC ANNOUNCES 3Q16 RESULTS …PG 3

TOTAL AND NEW STUDENT ENROLLMENTS

As of the end of the third quarter of 2016, total student enrollments for the University Group were 31,900, compared to 31,400 as of the prior year quarter end, primarily driven by improved student retention at CTU and new enrollment growth at AIU. New student enrollments for the University Group were 8,580 and 25,840 for the quarter and year to date ended September 30, 2016, respectively, compared to new enrollments of 8,450 and 26,530 for the quarter and year to date ended September 30, 2015, respectively.

	As of September 30,
Total Student Enrollments	2016	2015	Increase (Decrease)
CTU	21,400	20,600	3.9%
AIU	10,500	10,800	-2.8%
Total University Group	31,900	31,400	1.6%
Culinary Arts	3,500	9,200	-62.0%
Transitional Group	1,100	5,200	-78.8%
Total	36,500	45,800	-20.3%

	For the Quarter Ended September 30,			For the Year to Date Ended September 30,
New Student Enrollments	2016	2015	Increase (Decrease)	2016	2015	Increase (Decrease)
CTU (1)	5,390	5,470	-1.5%	15,240	16,180	-5.8%
AIU (1)	3,190	2,980	7.0%	10,600	10,350	2.4%
Total University Group (1)	8,580	8,450	1.5%	25,840	26,530	-2.6%
Culinary Arts (2)	—	3,290	NM	990	6,780	NM
Transitional Group (2)	10	510	NM	90	3,170	NM
Total	8,590	12,250	-29.9%	26,920	36,480	-26.2%

(1)

New student enrollments were positively impacted by a change to how the Company records certain cancelled students. Excluding the impact of this change new student enrollments would have decreased 4.8 percent for CTU, increased 2.3 percent for AIU and decreased 2.2 percent for the University Group for the quarter ended September 30, 2016 as compared to the prior year quarter. For the year to date September 30, 2016, new student enrollments would have decreased 6.9 percent for CTU, increased 1.1 percent for AIU and decreased 3.8 percent for the University Group, as compared to the prior year to date.

(2)

Teach-out campuses within the Transitional Group and Culinary Arts no longer enroll new students, effective upon their teach-out announcement; students who re-enter after 365 days are reported as new student enrollments. For Culinary Arts, teach-outs announced in December 2015 were effective beginning after the January 2016 new enrollment.

CEC ANNOUNCES 3Q16 RESULTS …PG 4

OPERATING INCOME (LOSS)

For the quarter and year to date ended September 30, 2016, the Company recorded an operating loss of $0.7 million and operating income of $23.6 million, respectively, representing an improvement of 98.4 percent and 126.7 percent compared to operating losses of $44.0 million and $88.2 million for the quarter and year to date ended September 30, 2015, respectively. This improvement was driven by $33.4 million of impairment charges recorded in the prior year quarter, completion of teach-out campuses and increased revenue within CTU. Total University Group operating income increased to $21.8 million and $79.7 million for the quarter and year to date ended September 30, 2016, respectively, representing an increase of 7.2 percent and 29.7 percent, respectively.

	For the Quarter Ended September 30,			For the Year to Date Ended September 30,
Operating Income (Loss) ($ in thousands)	2016	2015	Increase (Decrease)	2016	2015	Increase (Decrease)
CTU	$21,486	$18,616	15.4%	$70,693	$57,495	23.0%
AIU	291	1,695	-82.8%	9,036	3,982	126.9%
Total University Group	21,777	20,311	7.2%	79,729	61,477	29.7%
Corporate and Other	(5,587)	(8,040)	30.5%	(17,160)	(20,936)	18.0%
Subtotal	16,190	12,271	31.9%	62,569	40,541	54.3%
Culinary Arts (1)	(1,801)	(33,195)	94.6%	1,666	(43,512)	103.8%
Transitional Group (2)	(15,095)	(23,065)	34.6%	(40,672)	(85,268)	52.3%
Total	$(706)	$(43,989)	98.4%	$23,563	$(88,239)	126.7%

(1)	Asset impairment charges of $43.1 million were recorded during the year to date 2015, $33.4 million of which was recorded during the third quarter of 2015.
(2)	Asset impairment charges of $7.7 million were recorded during the year to date 2015.

NET INCOME (LOSS)

Net loss of $0.7 million was recorded for the quarter ended September 30, 2016 as compared to a net loss of $45.2 million in the prior year quarter, an improvement of 98.5 percent. For the year to date ended September 30, 2016, net income was $14.2 million representing an improvement of 115.6 percent as compared to net loss of $90.8 million for the prior year to date. The prior year quarter and year to date included $33.4 million and $50.8 million, respectively, of asset impairment charges.

CEC ANNOUNCES 3Q16 RESULTS …PG 5

ADJUSTED EBITDA

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its operations. (See tables below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

As shown in the table below, adjusted EBITDA for the University Group and Corporate was $19.3 million and $73.8 million for the quarter and year to date ended September 30, 2016, respectively, representing an increase of 18.6 percent, or $3.0 million, and 36.3 percent, or $19.7 million, respectively, as compared to the prior year periods. Adjusted EBITDA for the Transitional Group, Culinary Arts and discontinued operations worsened to negative $14.6 million and improved to negative $30.2 million for the quarter and year to date ended September 30, 2016, respectively, representing a worsening of 7.1 percent and an improvement of 55.3 percent, respectively, as compared to the prior year periods.

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
Adjusted EBITDA ($ in thousands)	2016	2015	2016	2015
University Group and Corporate:
(Loss) income from continuing operations (1)	$(500)	$(44,691)	$15,214	$(89,223)
Provision for (benefit from) income taxes	21	35	8,776	(923)
Transitional Group pre-tax loss	14,869	23,724	40,199	86,818
Culinary Arts pre-tax loss (income)	1,709	33,171	(1,760)	43,453
Interest (income) expense, net (2)	(215)	7	(427)	(43)
Depreciation and amortization (2)	2,594	3,454	8,474	11,771
Stock-based compensation (2)	860	983	2,251	2,453
Asset impairments (2)	—	—	237	—
Unused space charges (2) (3)	(16)	(385)	839	(177)
Adjusted EBITDA--University Group and Corporate	$19,322	$16,298	$73,803	$54,129

Memo: Advertising Expenses (2)	$45,301	$46,194	$121,852	$131,039

Transitional Group, Culinary Arts and Discontinued Operations:
Loss from discontinued operations (1)	$(186)	$(544)	$(1,050)	$(1,616)
Benefit from income taxes from discontinued operations	(109)	—	(626)	—
Transitional Group pre-tax loss	(14,869)	(23,724)	(40,199)	(86,818)
Culinary Arts pre-tax (loss) income	(1,709)	(33,171)	1,760	(43,453)
Interest income, net (4)	(2)	—	(4)	—
Loss on sale of business (4)	—	715	—	1,632
Depreciation and amortization (4)	2,621	2,508	8,512	8,090
Legal settlements (4)	—	—	—	1,319
Asset impairments (4)	—	33,446	—	50,837
Unused space charges (3) (4)	(308)	7,174	1,386	2,445
Adjusted EBITDA--Transitional, Culinary Arts and Discontinued Operations	$(14,562)	$(13,596)	$(30,221)	$(67,564)
Consolidated Adjusted EBITDA	$4,760	$2,702	$43,582	$(13,435)

(1)

(Loss) income from continuing operations and loss from discontinued operations make up the components of net income (loss) as reflected on the Company’s condensed consolidated statements of income (loss) and comprehensive income (loss).

(2)	Amounts relate to the University Group and Corporate.
(3)	Unused space charges represent the net present value of remaining lease obligations for vacated space less an estimated amount for sublease income as well as the subsequent accretion of these charges.
(4)	Amounts relate to Transitional Group, Culinary Arts and discontinued operations.

CEC ANNOUNCES 3Q16 RESULTS …PG 6

BALANCE SHEET AND CASH FLOW

Net cash provided by operating activities for the quarter and year to date ended September 30, 2016 was $9.7 million and $15.7 million, respectively, representing an improvement from cash provided of $5.6 million and cash usage of $21.0 million for the quarter and year to date ended September 30, 2015, respectively. The Company’s continued focus on improving operating efficiencies within the University Group and the discontinuation of marketing and advertising costs related to our teach-outs contributed to the improvement in cash flow from operations.

As of September 30, 2016 and December 31, 2015, cash, cash equivalents, restricted cash and available-for-sale short-term and long-term investments, net of borrowings, totaled $217.8 million and $201.0 million, respectively.

Consolidated Cash ($ in thousands)	As of September 30, 2016	As of December 31, 2015	Increase (Decrease)
Consolidated Cash, Cash Equivalents, Restricted Cash and Available-For-Sale Short-Term Investments	$217,784	$231,641	-6.0%
Available-For-Sale Long-Term Investments (1)	—	7,374	-100.0%
Short-term Borrowings (2)	—	38,000	-100.0%
Consolidated Cash, Cash Equivalents, Restricted Cash and Available-For-Sale Short-Term and Long-Term Investments, net of Borrowings (1)	$217,784	$201,015	8.3%

(1)	Available-for-sale long-term investment balances are included within non-current other assets on the Company’s condensed consolidated balance sheets.
(2)

Cash, cash equivalents, restricted cash and available-for-sale short-term investment balances as of December 31, 2015 include $38.0 million of restricted cash related to cash-collateralized borrowings under the Credit Agreement.

OUTLOOK

Career Education Corporation revised its outlook for 2016 and 2017 consolidated adjusted EBITDA and year end cash, cash equivalents, restricted cash and short-term investments, net of borrowings, in order to incorporate recent stronger than expected performance and working capital trends. The Company now expects the following results, subject to the updated key assumptions identified below:

•

Consolidated adjusted EBITDA will significantly improve in 2016 versus 2015. In 2017, consolidated adjusted EBITDA will again significantly improve as compared to 2015 but will trend below 2016 due to expenses associated with the completion of the teach-out campuses and then will increase in 2018 as these expenses are eliminated.

•

End of year cash, cash equivalents, restricted cash and available-for-sale short-term investments, net of any borrowings, as reported on the consolidated balance sheets of approximately $180 million to $190 million for the year ending December 31, 2016, and approximately $160 million to $170 million for the year ending December 31, 2017.

Forward looking adjusted EBITDA expectations are estimated on a basis consistent with adjusted EBITDA calculations presented in the reconciliation of GAAP to non-GAAP items attached to this press release. Net income, which is the most directly comparable GAAP measure to consolidated adjusted EBITDA, may not follow the same trends as discussed in our outlook above because of adjustments made for unused space charges that represent the present value of future remaining lease obligations of vacated space less an estimated amount for sublease income as well as income taxes, depreciation, amortization, asset impairment charges, interest income, interest expense and stock compensation. The cash and adjusted EBITDA outlook provided above for 2016 and beyond are based on the following key assumptions and factors, among others: (i) flat-to-modest total enrollment growth within the University Group while achieving the intended University Group efficiencies, (ii) teach-outs to progress as expected and performance consistent with current trends, (iii) achievement of recovery rates for the Company’s real estate obligations and timing of any associated lease termination payments consistent with the Company’s historical experiences, (iv) right-sizing of the Company’s corporate expense structure to serve primarily online institutions, (v) no material changes in the legal or regulatory environment and excludes legal and regulatory liabilities and any impact of new or proposed regulations, including the “defense to repayment” regulations issued in November 2016 and the gainful employment regulation, and (vi) consistent working capital movements in line with historical operating trends and potential impacts of teach-out campuses on working capital in line with expectations. Although these estimates and assumptions are based upon management’s good faith beliefs regarding current events and actions that may be undertaken in the future, actual results could differ materially from these estimates.

CEC ANNOUNCES 3Q16 RESULTS …PG 7

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on Thursday, November 3, 2016 at 5:30 p.m. Eastern time to discuss its third quarter and year to date 2016 results. Interested parties can access the live webcast of the conference call and the related presentation materials at www.careered.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 844-378-6484 (domestic) or 412-542-4179 (international). Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com in the Investor Relations section of the website.

ABOUT CAREER EDUCATION CORPORATION

Career Education’s academic institutions offer a quality education to a diverse student population in a variety of disciplines through online, campus-based and hybrid learning programs. The Company’s two universities – American InterContinental University (“AIU”) and Colorado Technical University (“CTU”) – provide degree programs through the master’s or doctoral level as well as associate and bachelor’s levels. Both universities predominantly serve students online with career-focused degree programs that are designed to meet the educational demands of today’s busy adults. AIU and CTU continue to show innovation in higher education, advancing new personalized learning technologies like their intellipath™ adaptive learning platform. Career Education is committed to providing quality education that closes the gap between learners who seek to advance their careers and employers needing a qualified workforce.

A listing of individual campus locations and web links to Career Education’s institutions can be found at www.careered.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “believe,” “will,” “expect,” “estimate,” “continue,” “trend” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the gainful employment, 90-10, financial responsibility and administrative capability standards prescribed by the U.S. Department of Education), as well as applicable accreditation standards and state regulatory requirements; the impact of recently issued “defense to repayment” regulations; rulemaking by the U.S. Department of Education or any state or accreditor and increased focus by Congress, the President and governmental agencies on, or increased negative publicity about, for-profit education institutions; our ability to successfully defend litigation and other claims brought against us; negative trends in the real estate market which could impact the costs related to teaching out campuses and the success of our initiatives to reduce our real estate obligations; our ability to achieve anticipated cost savings and business efficiencies; increased competition; the impact of management changes; and changes in the overall U.S. or global economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and its subsequent filings with the Securities and Exchange Commission.

###

CONTACT

Investors:

Alpha IR Group

Sam Gibbons or Chris Hodges

(312) 445-2870

CECO@alpha-ir.com

Or

Media:

Career Education Corporation

(847) 585-2600

media@careered.com

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2016	December 31, 2015
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$55,659	$66,919
Restricted cash	1,375	49,821
Restricted short-term investments	9,597	-
Short-term investments	151,153	114,901
Total cash and cash equivalents, restricted cash and short-term investments	217,784	231,641

Student receivables, net	25,457	31,618
Receivables, other, net	876	5,194
Prepaid expenses	12,695	14,380
Inventories	1,829	3,353
Other current assets	954	2,523
Assets of discontinued operations	176	254
Total current assets	259,771	288,963

NON-CURRENT ASSETS:
Property and equipment, net	45,213	58,249
Goodwill	87,356	87,356
Intangible assets, net	8,700	9,300
Student receivables, net	3,128	3,958
Deferred income tax assets, net	130,343	137,716
Other assets	8,328	16,562
Assets of discontinued operations	8,634	8,811
TOTAL ASSETS	$551,473	$610,915

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Short-term borrowings	$-	$38,000
Accounts payable	16,000	25,906
Accrued expenses:
Payroll and related benefits	33,075	38,789
Advertising and production costs	17,041	11,788
Income taxes	1,730	1,061
Other	25,599	24,082
Deferred tuition revenue	30,342	40,112
Liabilities of discontinued operations	7,004	13,067
Total current liabilities	130,791	192,805

NON-CURRENT LIABILITIES:
Deferred rent obligations	35,664	45,927
Other liabilities	24,133	25,197
Liabilities of discontinued operations	5,862	9,376
Total non-current liabilities	65,659	80,500

STOCKHOLDERS' EQUITY:
Preferred stock	-	-
Common stock	835	830
Additional paid-in capital	613,611	610,784
Accumulated other comprehensive income (loss)	87	(880)
Accumulated deficit	(43,354)	(57,518)
Cost of shares in treasury	(216,156)	(215,606)
Total stockholders' equity	355,023	337,610
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$551,473	$610,915

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND

COMPREHENSIVE LOSS

(In thousands, except per share amounts and percentages)

	For the Quarter Ended September 30,
	2016	% of Total Revenue	2015	% of Total Revenue
REVENUE:
Tuition and registration fees	$166,819	99.5%	$202,179	99.4%
Other	806	0.5%	1,305	0.6%
Total revenue	167,625		203,484
OPERATING EXPENSES:
Educational services and facilities	51,393	30.7%	74,888	36.8%
General and administrative	111,723	66.7%	133,177	65.4%
Depreciation and amortization	5,215	3.1%	5,962	2.9%
Asset impairment	—	0.0%	33,446	16.4%
Total operating expenses	168,331	100.4%	247,473	121.6%
Operating loss	(706)	-0.4%	(43,989)	-21.6%
OTHER INCOME (EXPENSE):
Interest income	334	0.2%	164	0.1%
Interest expense	(117)	-0.1%	(170)	-0.1%
Loss on sale of business	—	0.0%	(715)	-0.4%
Miscellaneous income	10	0.0%	54	0.0%
Total other income (expense)	227	0.1%	(667)	-0.3%
PRETAX LOSS	(479)	-0.3%	(44,656)	-21.9%
Provision for income taxes	21	0.0%	35	0.0%

LOSS FROM CONTINUING OPERATIONS	(500)	-0.3%	(44,691)	-22.0%
Loss from discontinued operations, net of tax	(186)	-0.1%	(544)	-0.3%
NET LOSS	(686)	-0.4%	(45,235)	-22.2%

OTHER COMPREHENSIVE INCOME, net of tax:
Foreign currency translation adjustments	47		—
Unrealized gain on investments	370		81
Total other comprehensive income	417		81
COMPREHENSIVE LOSS	$(269)		$(45,154)

NET LOSS PER SHARE - BASIC and DILUTED:
Loss from continuing operations	$(0.01)		$(0.66)
Loss from discontinued operations	—		(0.01)
Net loss per share	$(0.01)		$(0.67)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic and Diluted	68,460		67,961

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND

COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share amounts and percentages)

	For the Year to Date Ended September 30,
	2016	% of Total Revenue	2015	% of Total Revenue
REVENUE:
Tuition and registration fees	$546,036	99.4%	$643,617	99.4%
Other	3,101	0.6%	3,709	0.6%
Total revenue	549,137		647,326
OPERATING EXPENSES:
Educational services and facilities	170,993	31.1%	222,846	34.4%
General and administrative	337,358	61.4%	442,021	68.3%
Depreciation and amortization	16,986	3.1%	19,861	3.1%
Asset impairment	237	0.0%	50,837	7.9%
Total operating expenses	525,574	95.7%	735,565	113.6%
Operating income (loss)	23,563	4.3%	(88,239)	-13.6%
OTHER INCOME (EXPENSE):
Interest income	900	0.2%	548	0.1%
Interest expense	(469)	-0.1%	(502)	-0.1%
Loss on sale of business	—	0.0%	(1,632)	-0.3%
Miscellaneous expense	(4)	0.0%	(321)	0.0%
Total other income (expense)	427	0.1%	(1,907)	-0.3%
PRETAX INCOME (LOSS)	23,990	4.4%	(90,146)	-13.9%
Provision for (benefit from) income taxes	8,776	1.6%	(923)	-0.1%

INCOME (LOSS) FROM CONTINUING OPERATIONS	15,214	2.8%	(89,223)	-13.8%
Loss from discontinued operations, net of tax	(1,050)	-0.2%	(1,616)	-0.2%
NET INCOME (LOSS)	14,164	2.6%	(90,839)	-14.0%

OTHER COMPREHENSIVE INCOME, net of tax:
Foreign currency translation adjustments	143		—
Unrealized gain on investments	824		233
Total other comprehensive income	967		233
COMPREHENSIVE INCOME (LOSS)	$15,131		$(90,606)

NET INCOME (LOSS) PER SHARE - BASIC and DILUTED:
Income (loss) from continuing operations	$0.22		$(1.32)
Loss from discontinued operations	(0.01)		(0.02)
Net income (loss) per share	$0.21		$(1.34)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	68,328		67,798
Diluted	68,889		67,798

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year to Date Ended September 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$14,164	$(90,839)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Asset impairment	237	50,837
Depreciation and amortization expense	16,986	19,861
Bad debt expense	23,201	15,526
Compensation expense related to share-based awards	2,251	2,453
Loss on sale of business, net	—	1,632
Gain on disposition of property and equipment	(438)	(10)
Deferred income taxes	7,373	—
Changes in operating assets and liabilities:	(48,060)	(20,463)
Net cash provided by (used in) operating activities	15,714	(21,003)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(137,755)	(64,056)
Sales of available-for-sale investments	99,718	69,436
Purchases of property and equipment	(3,352)	(7,926)
Proceeds on the sale of assets	3,600	2,272
Payments of cash upon sale of businesses	(62)	(4,125)
Net cash used in investing activities	(37,851)	(4,399)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	581	1,082
Payment on borrowings	(38,000)	(10,000)
Change in restricted cash	48,446	9,250
Net cash provided by financing activities	11,027	332

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:	(150)	178

NET DECREASE IN CASH AND CASH EQUIVALENTS	(11,260)	(24,892)
CASH AND CASH EQUIVALENTS, beginning of the period	66,919	93,832
CASH AND CASH EQUIVALENTS, end of the period	$55,659	$68,940

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended September 30,
	2016	2015
REVENUE:
CTU	$90,921	$85,433
AIU	48,542	50,688
Total University Group	139,463	136,121
Corporate and Other	—	39
Subtotal	139,463	136,160
Culinary Arts	21,369	41,410
Transitional Group	6,793	25,914
Total	$167,625	$203,484

OPERATING INCOME (LOSS):
CTU	$21,486	$18,616
AIU	291	1,695
Total University Group	21,777	20,311
Corporate and Other	(5,587)	(8,040)
Subtotal	16,190	12,271
Culinary Arts	(1,801)	(33,195)
Transitional Group	(15,095)	(23,065)
Total	$(706)	$(43,989)

OPERATING MARGIN (LOSS):
CTU	23.6%	21.8%
AIU	0.6%	3.3%
Total University Group	15.6%	14.9%
Corporate and Other	NM	NM
Subtotal	11.6%	9.0%
Culinary Arts	-8.4%	-80.2%
Transitional Group	-222.2%	-89.0%
Total	-0.4%	-21.6%

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Year to Date Ended September 30,
	2016	2015
REVENUE:
CTU	$274,623	$256,734
AIU	152,123	155,778
Total University Group	426,746	412,512
Corporate and Other	—	117
Subtotal	426,746	412,629
Culinary Arts	89,990	128,170
Transitional Group	32,401	106,527
Total	$549,137	$647,326

OPERATING INCOME (LOSS):
CTU	$70,693	$57,495
AIU	9,036	3,982
Total University Group	79,729	61,477
Corporate and Other	(17,160)	(20,936)
Subtotal	62,569	40,541
Culinary Arts	1,666	(43,512)
Transitional Group	(40,672)	(85,268)
Total	$23,563	$(88,239)

OPERATING MARGIN (LOSS):
CTU	25.7%	22.4%
AIU	5.9%	2.6%
Total University Group	18.7%	14.9%
Corporate and Other	NM	NM
Subtotal	14.7%	9.8%
Culinary Arts	1.9%	-33.9%
Transitional Group	-125.5%	-80.0%
Total	4.3%	-13.6%

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands)

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
Adjusted EBITDA	2016	2015	2016	2015
University Group and Corporate:
(Loss) income from continuing operations (2)	$(500)	$(44,691)	$15,214	$(89,223)
Provision for (benefit from) income taxes	21	35	8,776	(923)
Transitional Group pre-tax loss	14,869	23,724	40,199	86,818
Culinary Arts pre-tax loss (income)	1,709	33,171	(1,760)	43,453
Interest (income) expense, net (3)	(215)	7	(427)	(43)
Depreciation and amortization (3)	2,594	3,454	8,474	11,771
Stock-based compensation (3)	860	983	2,251	2,453
Asset impairments (3)	—	—	237	—
Unused space charges (3) (5)	(16)	(385)	839	(177)
Adjusted EBITDA--University Group and Corporate (6)	$19,322	$16,298	$73,803	$54,129

Memo: Advertising Expenses (3)	$45,301	$46,194	$121,852	$131,039

Transitional Group, Culinary Arts and Discontinued Operations:
Loss from discontinued operations (2)	$(186)	$(544)	$(1,050)	$(1,616)
Benefit from income taxes from discontinued operations	(109)	—	(626)	—
Transitional Group pre-tax loss	(14,869)	(23,724)	(40,199)	(86,818)
Culinary Arts pre-tax (loss) income	(1,709)	(33,171)	1,760	(43,453)
Interest income, net (7)	(2)	—	(4)	—
Loss on sale of business (7)	—	715	—	1,632
Depreciation and amortization (7)	2,621	2,508	8,512	8,090
Legal settlements (4) (7)	—	—	—	1,319
Asset impairments (7)	—	33,446	—	50,837
Unused space charges (5) (7)	(308)	7,174	1,386	2,445
Adjusted EBITDA--Transitional, Culinary Arts and Discontinued Operations (6) (8)	$(14,562)	$(13,596)	$(30,221)	$(67,564)
Consolidated Adjusted EBITDA	$4,760	$2,702	$43,582	$(13,435)

(1)

The Company believes it is useful to present non-GAAP financial measures which exclude certain significant items as a means to understand the performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance.

The Company believes adjusted EBITDA allows it to compare current operating results with corresponding historical periods and with the operational performance of other companies in its industry because it does not give effect to potential differences caused by items it does not consider reflective of underlying operating performance, such as teach-out campuses. In evaluating adjusted EBITDA, investors should be aware that in the future the Company may incur expenses similar to the adjustments presented above. The presentation of adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted EBITDA has limitations as an analytical tool, and it should not be considered in isolation, or as a substitute for net income (loss), operating income (loss), or any other performance measure derived in accordance and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business.

Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.
(2)

(Loss) income from continuing operations and loss from discontinued operations make up the components of net (loss) income. A reconciliation of these components for the quarters and years to date ended September 30, 2016 and September 30, 2015 is presented below:

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
	2016	2015	2016	2015
(Loss) income from continuing operations	$(500)	$(44,691)	$15,214	$(89,223)
Loss from discontinued operations	(186)	(544)	(1,050)	(1,616)
Net (loss) income	$(686)	$(45,235)	$14,164	$(90,839)
(3)	Amounts relate to the University Group and Corporate.
(4)	Legal settlement amounts are net of insurance recoveries.
(5)

Unused space charges represent the net present value of remaining lease obligations for vacated space less an estimated amount for sublease income as well as the subsequent accretion of these charges. These charges relate to exiting leased space as the Company continues to right-size the organization and therefore are not considered representative of ongoing operations.

(6)

Management assesses results of operations for the University Group and Corporate separately from the Transitional Group and Culinary Arts. As the Transitional Group and Culinary Arts have been announced for teach-out, management views these operations as not reflective of the ongoing business. As a result, management views adjusted EBITDA from the University Group and Corporate separately from the remainder of the organization, to assess results and make decisions. Accordingly, the Transitional Group and Culinary Arts pre-tax income (losses) are added back to income (loss) from continuing operations and subtracted from loss from discontinued operations.

(7)	Amounts relate to the Transitional Group, Culinary Arts and discontinued operations.
(8)	Adjusted EBITDA amounts for Culinary Arts separate from the Transitional Group and discontinued operations include:

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
	2016	2015	2016	2015
Pre-tax (loss) income	$(1,709)	$(33,171)	$1,760	$(43,453)
Depreciation and amortization	1,232	—	4,458	—
Legal settlements	—	—	—	775
Asset impairments	—	33,446	—	43,133
Unused space charges	(793)	209	3,710	(1,150)
Adjusted EBITDA for Culinary Arts	$(1,270)	$484	$9,928	$(695)